                                                                     EXHIBIT 4.4

                     SECOND AMENDMENT TO CREDIT AGREEMENT

     THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this "AMENDMENT") dated as of December 19, 1997, is by and among Transocean Offshore Inc., a Delaware corporation (the "BORROWER"), the lenders from time to time parties hereto (each a "LENDER" and collectively, the "LENDERS"), ABN AMRO Bank N.V. ("ABN AMRO"), a Netherlands chartered bank acting through its Houston agency, as agent for the Lenders (in such capacity, the "AGENT"), SunTrust Bank, Atlanta, and Credit Lyonnais New York Branch, as documentation agents for the Lenders (in such capacity, each a "DOCUMENTATION AGENT" and together, the "DOCUMENTATION AGENTS"), and Bank of Montreal, The Fuji Bank, Limited, Houston Agency, Royal Bank of Canada, Wells Fargo Bank (Texas), National Association, and Bank of Tokyo- Mitsubishi, Ltd., Houston Agency, as co-agents for the Lenders (in such capacity, each a "CO-AGENT" and collectively, the "CO-AGENTS").

                                  WITNESSETH
                                  ----------

     WHEREAS, the Borrower, the Lenders, the Agent, the Documentation Agents and the Co-Agents have entered into that certain Credit Agreement dated as of July 30, 1996, as amended by that certain First Amendment to Credit Agreement dated as of April 18, 1997 (the "CREDIT AGREEMENT"), pursuant to which the Lenders have made and agreed to make Loans to the Borrower and issued and agreed to issue Letters of Credit for the account of the Borrower; and

     WHEREAS, the Borrower, the Lenders, the Agent, the Documentation Agents and the Co-Agents desire to further amend the Credit Agreement as hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Borrower, the Lenders, the Agent, the Documentation Agents and the Co-Agents hereby agree as follows:

     1.   AMENDMENTS TO CREDIT AGREEMENT.

          (a) Section 6.12(b) of the Credit Agreement is hereby amended by deleting the first sentence thereof and inserting in its place the following sentence: "The Borrower may redeem, purchase or otherwise acquire shares of its capital stock at any time so long as no Default or Event of Default shall have occurred and be continuing or would occur as a result of such redemption, purchase or acquisition."

          (b) Section 6.25 (Consolidated Net Worth) of the Credit Agreement is hereby deleted in its entirety.

     2. REAFFIRMATION OF REPRESENTATIONS AND WARRANTIES. To induce the Lenders, the Agent, the Collateral Agent, the Documentation Agents and the Co-Agents to enter into this Amendment, the Borrower hereby reaffirms, as of the date hereof, that its representations and warranties contained in the Credit Agreement are true and correct in all material respects (except to the extent such representations and warranties (x) are not so true and correct in all material respects as a result of the transactions expressly permitted hereunder or under the other Credit Documents or (y) relate solely to an earlier date) and additionally represents and warrants as follows:

               (i) The execution and delivery by the Borrower of this Amendment and the performance by the Borrower of its obligations under this Amendment and the Credit Agreement, as amended hereby, are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action of the Borrower and do not and will not contravene in any material respect any provision of applicable law or contravene or conflict with any provision of the certificate of incorporation, bylaws or any material agreements binding upon the Borrower, and the execution and delivery by the Borrower of this Amendment have received all necessary governmental approvals or other consents (if any shall be required);

               (ii) This Amendment and the Credit Agreement, as amended hereby, are legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms, subject as to enforcement only to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and equitable principles;

               (iii) There are no actions, suits, proceedings or counterclaims (including, without limitation, derivative or injunctive actions) pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries which purports to affect the legality, validity or enforceability of this Amendment, the Credit Agreement, as amended hereby, the replacement Revolving Notes or any other Credit Document;

               (iv) No Default or Event of Default has occurred and is continuing; and

               (v) There have been no amendments to the certificate of incorporation or bylaws of the Borrower since April 18, 1997.

     3. REAFFIRMATION OF CREDIT AGREEMENT. This Amendment shall be deemed to be an amendment to the Credit Agreement, and the Credit Agreement, as amended hereby, is hereby ratified, approved and confirmed in each and every respect. All references to the Credit Agreement in the Credit Agreement and the other Credit Documents (excluding this Amendment) shall hereafter be deemed to refer to the Credit Agreement, as amended hereby.

     4. DEFINED TERMS. Terms used but not defined herein when defined in the Credit Agreement shall have the same meanings herein unless the context otherwise requires.

     5. CONDITION PRECEDENT TO EFFECTIVENESS OF AMENDMENT. The effectiveness of this Amendment is subject to the Agent's receipt of a consent to this Amendment from each of the Guarantors in form and substance satisfactory to the Agent.

     6.   GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.

          (A) THIS AMENDMENT AND THE OTHER CREDIT DOCUMENTS, AND THE RIGHTS AND DUTIES OF THE PARTIES HERETO AND THERETO, SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

          (B) TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HERETO AGREE THAT ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AMENDMENT OR ANY OTHER CREDIT DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE AGENT, THE DOCUMENTATION AGENTS, THE CO-AGENTS, THE COLLATERAL AGENT, THE LENDERS OR THE BORROWER MAY BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS, BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OF NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AMENDMENT AND THE OTHER CREDIT DOCUMENTS.

          (C) TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AMENDMENT, THE CREDIT AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AMENDMENT OR THE CREDIT AGREEMENT, AND AGREES THAT ANY SUCH

ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

     7. COUNTERPARTS. This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, each of which when executed shall be deemed an original, but all such counterparts taken together shall constitute one and the same agreement.

     8. SEVERABILITY. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     9. HEADINGS. Section headings used in this Amendment are for reference only and shall not affect the construction of this Amendment.

     10. NOTICE OF ENTIRE AGREEMENT. This Amendment, together with the other Credit Documents, constitute the entire understanding among the Borrower, the Lenders, the Agent, the Documentation Agents and the Co-Agents and supersede all earlier or contemporaneous agreements, whether written or oral, concerning the subject matter of the Credit Documents. THIS WRITTEN AMENDMENT, TOGETHER WITH THE OTHER CREDIT DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     IN WITNESS WHEREOF, the parties hereto have entered into this Second Amendment to Credit Agreement as of the date first written above.

                              BORROWER:

                              TRANSOCEAN OFFSHORE INC.,
                              a Delaware corporation



                              By:  /s/   R.L. LONG
                                 -------------------------------
                              Name: Robert L. Long
                                   -----------------------------
                              Title: Senior Vice President & CFO
                                    ----------------------------

                              LENDERS:

                              ABN AMRO BANK N.V., Houston Agency, as Agent and Collateral Agent and as a Lender



                              By:         /s/ Cheryl I. Lipshutz
                                   ------------------------------------
                                   Cheryl I. Lipshutz
                                   Group Vice President and Director



                              By:         /s/ Charles W. Randall
                                   ------------------------------------
                                   Charles W. Randall
                                   Senior Vice President and Managing Director

                              SUNTRUST BANK, ATLANTA, as Documentation
                              Agent and as a Lender



                              By:    /s/  STEVEN J. NEWBY
                                 --------------------------------
                              Name:       Steven J. Newby
                                   ------------------------------
                              Title: Corporate Banking Officer
                                    -----------------------------


                              By:    /s/  JOHN A. FIELDS, JR.
                                 --------------------------------
                              Name:       John A. Fields, Jr.
                                   ------------------------------
                              Title: Vice President
                                    -----------------------------


                              CREDIT LYONNAIS NEW YORK BRANCH, as
                              Documentation Agent and as a Lender



                              By:    /s/  XAVIER RATOUIS
                                 --------------------------------
                              Name:       Xavier Ratouis
                                   ------------------------------
                              Title: Senior Vice President
                                    -----------------------------

                              BANK OF MONTREAL, as Co-Agent and as a
                              Lender



                              By:  /s/  DONALD G. SKIPPER
                                 --------------------------------
                              Name:     Donald G. Skipper
                                   ------------------------------
                              Title: Director
                                    -----------------------------


                              THE FUJI BANK, LIMITED, HOUSTON AGENCY,
                              as Co-Agent and as a Lender



                              By:  /s/  NATE ELLIS
                                 --------------------------------
                              Name:     Nate Ellis
                                   ------------------------------
                              Title: Vice President & Manager
                                    -----------------------------


                              ROYAL BANK OF CANADA, as Co-Agent and as a Lender



                              By:  /s/  J.D. FROST
                                 --------------------------------
                              Name:     J.D. Frost
                                   ------------------------------
                              Title: Senior Manager
                                    -----------------------------


                              WELLS FARGO BANK (TEXAS), NATIONAL
                              ASSOCIATION, as Co-Agent and as a Lender



                              By:  /s/  FRANK W. SCHAGEMAN
                                 --------------------------------
                              Name:     Frank W. Schageman
                                   ------------------------------
                              Title: Vice President
                                    -----------------------------


                              BANK OF TOKYO - MITSUBISHI, LTD.,
                              HOUSTON AGENCY




                              By:  /s/  MICHAEL WEISS
                                 --------------------------------
                              Name:     Michael Weiss
                                   ------------------------------
                              Title: Vice President
                                    -----------------------------

                              SKANDINAVISKA ENSKILDA BANKEN AB
                              (publ.)



                              By: /s/ HILDE KJELSBERG  /s/ BJARTE BOE
                                 --------------------------------------
                              Name:   Hilde Kjelsberg      Bjarte Boe
                                   ------------------------------------
                              Title:  Head of Credits     Head of Unit
                                    -----------------------------------


                              WESTDEUTSCHE LANDESBANK
                              GIROZENTRALE



                              By: /s/ SALVATORE BATTINELLI /s/ THOMAS LEE
                                 ----------------------------------------
                              Name: Salvatore Battinelli       Thomas Lee
                                   --------------------------------------
                              Title: Vice President             Associate
                                      Credit Department
                                   --------------------------------------




                              By:  /s/  R.R. NEWMAN
                                 --------------------------------
                              Name:     R.R. Newman
                                   ------------------------------
                              Title: Vice President
                                    -----------------------------


                              AUSTRALIA AND NEW ZEALAND BANKING
                              GROUP LIMITED



                              By:  /s/  KYLE LOUGHLIN
                                 --------------------------------
                              Name:     Kyle Loughlin
                                   ------------------------------
                              Title: Vice President
                                    -----------------------------


                              THE BANK OF NEW YORK



                              By:  /s/  CATHERINE G. GOFF
                                 --------------------------------
                              Name:     Catherine G. Goff
                                   ------------------------------
                              Title: Vice President
                                    -----------------------------

                              THE BANK OF NOVA SCOTIA,
                              ATLANTA AGENCY



                              By:  /s/  F.C.H. ASHBY
                                 ----------------------------------
                              Name:     F.C.H. Ashby
                                   --------------------------------
                              Title: Senior Manager Loan Operations
                                    -------------------------------


                              DG BANK DEUTSCHE
                              GENOSSENSCHAFTSBANK, CAYMAN ISLAND
                              BRANCH



                              By:  /s/  MARK CONNELLY
                                 --------------------------------
                              Name:     Mark Connelly
                                   ------------------------------
                              Title: Vice President
                                    -----------------------------




                              By:  /s/  LYNNE McCARTHY
                                 --------------------------------
                              Name:     Lynne McCarthy
                                   ------------------------------
                              Title: Asst. Vice President
                                    -----------------------------


                              FIRST NATIONAL BANK OF COMMERCE



                              By:  /s/  J. CHARLES FREEL, JR.
                                 --------------------------------
                              Name:     J. Charles Freel, Jr.
                                   ------------------------------
                              Title: Senior Vice President
                                    -----------------------------


                              SOCIETE GENERALE, SOUTHWEST AGENCY



                              By:  /s/  PAUL E. CORNELL
                                 --------------------------------
                              Name:     Paul E. Cornell
                                   ------------------------------
                              Title: First Vice President
                                    -----------------------------


                              THE SANWA BANK, LIMITED


                              By:  /s/  MATTHEW G. PATRICK
                                 --------------------------------
                              Name:     Matthew G. Patrick
                                   ------------------------------
                              Title:    Vice President
                                    -----------------------------

                              THE SUMITOMO BANK, LIMITED



                              By:  /s/  REIJI SATO
                                 --------------------------------
                              Name:     Reiji Sato
                                   ------------------------------
                              Title: Joint General Manager
                                    -----------------------------

                          CONSENT AND ACKNOWLEDGMENT

     Each of the undersigned Guarantors, by its signature hereto, acknowledges and agrees to the terms and conditions of that certain Second Amendment to Credit Agreement (the "AMENDMENT") dated as of December 19, 1997, by and among Transocean Offshore Inc., a Delaware corporation (the "BORROWER"), the lenders from time to time parties thereto (collectively, the "LENDERS"), ABN AMRO Bank N.V., a Netherlands chartered bank acting through its Houston agency, as agent for the Lenders, SunTrust Bank, Atlanta, and Credit Lyonnais New York Branch, as documentation agents for the Lenders, and Bank of Montreal, The Fuji Bank, Limited, Houston Agency, Royal Bank of Canada, Wells Fargo Bank (Texas), National Association, and Bank of Tokyo-Mitsubishi, Ltd., Houston Agency, as co-agents for the Lenders. Each of the undersigned acknowledges and reaffirms its obligations under its Subsidiary Guaranty dated September 6, 1996 (collectively, the "GUARANTIES") and agrees that the Guaranties shall remain in full force and effect. Although the undersigned Guarantors have been informed by the Borrower of the matters set forth in the Amendment, and the undersigned have acknowledged and agreed to same, the undersigned understand the Lenders have no duty to notify any of the Guarantors of, or to seek any of the Guarantor's acknowledgment or agreement to, the Amendment, and nothing contained herein shall create such a duty as to any transactions hereafter.

     Dated as of December 19, 1997.

                              TRANSOCEAN OFFSHORE NORWAY INC.
                              TRANSOCEAN OFFSHORE VENTURES INC.
                              TRANSOCEAN DRILLING SERVICES INC.
                              TRANSOCEAN OFFSHORE (U.K.) INC.



                              By:        /s/ Eric B. Brown
                                 ----------------------------------
                              Name:  Eric B. Brown
                              Title: Vice President and Secretary